EXPENSE ADVANCEMENT AGREEMENT

THIS EXPENSE ADVANCEMENT AGREEMENT (this "***Agreement***"), dated as of November 4, 2021, is made and entered into by and among Goal Acquisitions Corp., a Delaware corporation (the "***Company***") and Goal Acquisitions Sponsor, LLC, a Delaware limited liability company (the "***Funding Party***").

RECITALS

WHEREAS, the Company conducted an initial public offering (the "***Offering***") pursuant to which the Company issued and delivered 25,875,000 units (the "***Units***"), with each Unit comprised of one share of common stock, par value $0.0001 per share (the "***Common Stock***"), of the Company and one warrant, each of which is exercisable to purchase one share of Common Stock at $11.50 per share, subject to certain adjustments (each, a "***Warrant***," and collectively, the "***Warrants***");

WHEREAS, the Company conducted the Offering pursuant to a registration statement on Form S-1, No. 333-252303 (the "***Registration Statement***") filed with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "***Securities Act***"), of the Units, and the Warrants and Common Stock underlying the Units, including a prospectus (the "***Prospectus***");

WHEREAS, the gross proceeds of the Offering have been deposited in a trust account (the "***Trust Account***") managed by Continental Stock Transfer & Trust Company, as trustee, as described in the Registration Statement and the Prospectus;

WHEREAS, the Company has previously issued in favor of the Funding Party a promissory note dated November 24, 2020, as has been amended, modified and supplemented by the Company and the Funding Party, including any Funding Party commitment letters, including but not limited to, such commitment letters dated May 27, 2021 and August 14, 2021 (collectively, the "***Original Note***"), pursuant to which the Funding Party has loaned to the Company amounts for working capital purposes, and under which today a total of $175,551 is outstanding (the "***Original Note Balance***"); and

WHEREAS, the Funding Party desires to enter into this Agreement, including the form of promissory note attached as Exhibit A hereto (the "***Note***"), in order replaced and supersede the Original Note and to facilitate the transactions contemplated in the Registration Statement and the Prospectus, including any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination by the Company with one or more businesses (a "***Business Combination***").

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. From time to time, as may be requested by the Company, the Funding Party agrees to advance to the Company from time to time up to a maximum of $1,500,000 in the aggregate (the "***Advances***"), in each instance pursuant to the terms of the form of promissory note attached as Exhibit A hereto (the "***Note***"), as may be necessary to fund the Company's expenses relating to investigating and selecting a target business and other working capital requirements prior to completion of any potential Business Combination. This Agreement and the Note shall replace and supersede the Original Note and the Original Note Balance shall be outstanding under this Agreement and the Note, counted against the maximum Advance amount permitted under this Section 1. Notwithstanding anything to the contrary herein or in the Note, the Funding Party hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a "***Claim***") in or to, and any and all right to seek payment

of any amounts due to it out of, the Trust Account, and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

2. This Agreement, together with the Note, constitutes the entire agreement and understanding of the parties hereto in respect of the Advances and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way thereto or to the transactions contemplated hereby in connection therewith. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

3. No party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written consent of the other party hereto. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and each of his or its heirs, personal representatives, successors and permitted assigns including, in the case of the Company, any successor thereto as a result of the completion of a Business Combination.

4. All notices, statements or other documents which are required or contemplated by this Agreement shall be made to the most recent address of such party, as updated by such party from time to time, in the following manner: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

5. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

GOAL ACQUISITIONS CORP.

By: */s/ William Duffy*
Name: William Duffy
Title: CFO/COO

GOAL ACQUISITIONS SPONSOR, LLC

By: /s/ Alex Greystoke
Name: Alex Greystoke
Title: Authorized Signatory

<u>Exhibit A</u>

Form of Promissory Note

THIS PROMISSORY NOTE ("NOTE") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Dated as of November 4,2021

Principal Amount: $ 1,500,000

New York, New York

Pursuant to that certain Expense Advance Agreement (the "**Agreement**"), dated as of [•], by and between Goal Acquisitions Corp., a Delaware corporation (the "**Maker**"), and Goal Acquisitions Sponsor, LLC (the "**Payee**"), the Maker hereby promises to pay to the order of the Payee or its registered assigns or successors in interest, or order, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. Certain terms used herein but not defined herein shall have the meaning given to such terms in the Agreement.

1. **Principal.** The unpaid principal balance of this Note shall be payable on the date on which Maker consummates its Businesses Combination (the "**Maturity Date**"). The principal balance may be prepaid at any time.

2. **Interest.** No interest shall accrue on the unpaid principal balance of this Note.

3. **Drawdown Requests.** Maker and Payee agree that Maker may request up to $1,500,000 for working capital in connection with Maker's pursuit of a Business Combination. The principal of this Note may be drawn down from time to time prior to the Maturity Date, upon written request from Maker to Payee (each, a "***Drawdown Request***"). Each Drawdown Request must state the amount to be drawn down and must not be an amount less than Ten Thousand Dollars ($10,000). Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request. Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker. As of the date of this Note, a total of $175,551, representing the Original Note Balance outstanding under the Original Note, shall be outstanding under this Note, in accordance with the terms of the Agreement, and the Original Note is hereby replaced and superseded by this Note.

4. **Application of Payments.** All payments shall be applied first to payment in full of any reasonable costs incurred in the collection of any delinquent sum due under this Note, including (without limitation) reasonable attorney's fees, and then to the reduction of the unpaid principal balance of this Note.

5. **Events of Default.** The following shall constitute an event of default ("**Event of Default**"):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified above.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 5(b) or 5(c) hereof, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Waivers. Maker and any endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker's liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail,

overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Governing Law; Construction; Jurisdiction. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Note shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a "***Claim***") in or to, and any and all right to seek payment of any amounts due to it out of, the Trust Account, and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; *provided*, however, that the foregoing shall not apply to an affiliate of the Payee who agrees to be bound to the terms of this Note.

15. Conversion.

(a) At the Payee's option, at any time prior to payment in full of the principal balance of this Note, the Payee may elect to convert all or any portion of the outstanding principal amount of this Note into that number of warrants (the "**Conversion Warrants**") equal to: (i) the portion of the principal amount of the Note being converted pursuant to this Section 15, divided by (ii) $1.50[1] (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction related to the Common Stock occurring after the date hereof), rounded up to the nearest whole number. Each Conversion Warrant shall

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have the same terms and conditions as the warrants issued by the Maker to the Payee pursuant to the private placement that closed concurrently with the Offering, as described in Maker's Registration Statement. The Conversion Warrants, the shares of Common Stock underlying the Conversion Warrants and any other equity security of Maker issued or issuable with respect to the foregoing by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization (the "**Warrant Shares**"), shall be entitled to the registration rights set forth in Section 16 hereof.

(b) Upon any complete or partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) the Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Conversion Warrants, (iii) Maker shall promptly deliver a new duly executed Note to the Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, Maker shall deliver to Payee the Conversion Warrants, which shall bear such legends as are required, in the opinion of counsel to Maker or by any other agreement between Maker and the Payee and applicable state and federal securities laws.

(c) The Payee shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Warrants upon conversion of this Note pursuant hereto; provided, however, that the Payee shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Payee in connection with any such conversion.

(d) The Conversion Warrants shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law.

16. Registration Rights.

(a) Reference is made to that certain Registration Rights Agreement between the Maker and the parties thereto, dated February 10, 2021 (the "**Registration Rights Agreement**"). All capitalized terms used in this Section 16 shall have the same meanings ascribed to them in the Registration Rights Agreement.

(b) The holders ("**Holders**") of the Conversion Warrants (or the Warrant Shares) shall be entitled to Demand Registration as set forth in Section 2.1 of the Registration Rights Agreement.

(c) The Holders shall also be entitled to include the Conversion Warrants (or the Warrant Shares) in Piggy-Back Registrations, which shall be subject to the same provisions as set forth in Section 2.2 of the Registration Rights Agreement; provided, however, that in the event that an underwriter advises the Maker that the Maximum Number of Shares has been exceeded with respect to a Piggy-Back Registration, the Holders shall not have any priority for inclusion in such Piggyback Registration.

(d) Except as set forth above, the Holders and the Maker, as applicable, shall have all of the same rights, duties and obligations set forth in the Registration Rights Agreement.

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